UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 3, 2005

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000
Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On June 3, 2005, PetroQuest Energy, Inc. (the “Company”) announced that it has priced a private placement of an additional $25 million in aggregate principal amount of 10.375% Senior Notes due 2012. The notes were priced at 99% of their face value to yield 10.578%, and will be issued pursuant to an indenture dated May 11, 2005, pursuant to which $125 million in aggregate principal amount of notes of the same series were previously issued. The notes will be fully and unconditionally guaranteed by certain of the Company’s subsidiaries. The Company intends to use the net proceeds from the private placement to fund acquisitions and for general corporate purposes. A copy of the press release announcing the pricing of the private placement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits:

     99.1   Press Release dated June 3, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: June 3, 2005	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
99.1	Press Release dated June 3, 2005